UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.
     On March 3, 2008, UDR, Inc. (the “Company”), and certain of its subsidiaries and controlled affiliates (collectively, the “Sellers”), completed the sale of 84 multi-family apartment communities to DRA Fund VI LLC (the“Buyer”), pursuant to an Agreement of Purchase and Sale dated January 23, 2008 (the “Purchase and Sale Agreement”). Under the terms of the Purchase and Sale Agreement, the Sellers agreed to sell to the Buyer 86 multi-family apartment communities located in Arkansas, Delaware, Florida, North Carolina, Ohio, Oregon, South Carolina, Tennessee, Texas, Virginia and Washington (the “Portfolio Properties”), as previously reported on the Company’s Current Report on Form 8-K dated January 23, 2008 and filed with the Securities and Exchange Commission on January 29, 2008 (Commission File No.
1-10524). The closing of the sale of the remaining two apartment communities, Andover Place and Dominion at Sharon, is expected to occur during the second quarter of 2008.
     As consideration for the sale of the 84 Portfolio Properties pursuant to the Purchase and Sale Agreement, the Company received cash proceeds of approximately $1.47 billion and a note in the amount of $200 million. The note matures on the same date as the Buyer’s senior financing, may be pre-paid fourteen months from the date of the note, bears interest at a fixed rate of 7.5% per annum and is secured by a pledge and security agreement and a guarantee. The Company will receive an additional $35.4 million upon the closing of the sale of the two remaining Portfolio Properties pursuant to the Purchase and Sale Agreement. The purchase price for the Portfolio Properties was determined through arm’s length negotiations between the Sellers and the Buyer.
      The foregoing description of the sale of the Portfolio Properties does not purport to be complete and is qualified in its entirety by the complete text of the Purchase and Sale Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 23, 2008 and is incorporated herein by reference.
     Unaudited pro forma consolidated financial information relating to the sale of the Portfolio Properties is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.
     (b) Pro Forma Financial Information.
     The following pro forma financial information of the Company with respect to the sale of the Portfolio Properties is attached as Exhibit 99.1 to this report and is incorporated herein by reference:
•	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2007

•	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007

•	Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits.

Exhibit No.	Description

2.1
Agreement of Purchase and Sale dated January 23, 2008, by and between the Company, DRA Fund VI LLC and the other signatories thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 23, 2008 and filed with the Commission on January 29, 2008 (Commission File No. 1-10524)).

99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company as of and for the year ended December 31, 2007.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: March 7, 2008	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement of Purchase and Sale dated January 23, 2008, by and between the Company, DRA Fund VI LLC and the other signatories thereto (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated January 23, 2008 and filed with the Commission on January 29, 2008 (Commission File No. 1-10524)).

99.1	Unaudited Pro Forma Consolidated Financial Statements of the Company as of and for the year ended December 31, 2007.